UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) August 31, 1999


                  ENVIRONMENTAL REMEDIATION HOLDING CORPORATION
             (Exact name of registrant as specified in its charter)


          Colorado                  0-17325                    88-0218499
----------------------------   -----------------------   ----------------------
(State or other jurisdiction  (Commission file number)      (IRS Employer
       of incorporation)                                   Identification No.)

16101 La Grande Drive, Suite 100
Little Rock, AR                                                   72223
---------------------------------------                  ----------------------
(Address of principal executive offices)                       (Zip Code)

Copy of Communications to:

                              Mercedes Travis, Esq.
                              Mintmire & Associates
                          265 Sunrise Avenue, Suite 204
                              Palm Beach, FL 33480
                                 (561) 832-5696


Registrant's telephone number, including area code: (501) 821-2222

Item 2.           Acquisition or Disposition of Assets.

         On August 31, 1999, Environmental Remediation Holding Corporation ("ERHC") sold to Mountain Oil, Inc. ("Mountain Oil") pursuant to a purchase and sale agreement (the "Purchase and Sale Agreement") all of its interest in certain oil and gas leases and related property and equipment located in Uintah and Duchesne Counties, Utah (the "Transferred Assets"). The consideration provided by Mountain Oil under the Purchase and Sale Agreement included the assumption by Mountain Oil of certain obligations and liabilities relating to the Transferred Assets. Reference is hereby made to the specific terms and conditions of the Purchase and Sale Agreement, which is filed herewith as
Exhibit 10.1 and incorporated herein in its entirety. The consideration provided by Mountain Oil under the terms of the Purchase and Sale Agreement was determined by arm's length negotiations between ERHC and Mountain Oil.

         There are no material relationships between ERHC and Mountain Oil or between any of their respective affiliates, directors, officers or associates.


Item 7.           Financial Statements and Exhibits.

(c)  Exhibits.

     10.1 Purchase and Sale Agreement, dated August 31, 1999, between Environmental Remediation Holding Corporation and Mountain Oil, Inc. (The Purchase and Sale Agreement contains a detailed list of the exhibits thereto. All such exhibits have been intentionally omitted. ERHC will furnish supplementally a copy of any omitted exhibit to the Commission upon request.)

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                          ENVIRONMENTAL REMEDIATION HOLDING CORPORATION


                          By:     /s/ Geoffrey Tirman
                                  Geoffrey Tirman
                                  President and Chief Executive Officer



Date:    September 9, 1999